The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common
TEN ENT- as tenants by the entireties
JN TEN- as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - ...............Custodian................
                                    (Cust)           (Minor)

under Uniform Gifts to Minors Act ..............................
                                                     (State)

For value received        hereby sell, assign and transfer unto
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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSSIGNEE
                                                   Shares
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represented by the within Certificate,  and do hereby irrevocably constitute and appoint
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Attorney  to  transfer  the  said  Shares  on the  books  of the  within  named
Corporation with full power of substitution in the premises.

Dated        19
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In presence of

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NOTICE:  THE  SIGNATURE  TO THIS  ASSIGNMENT  MUST  CORRESPOND  WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.